Exhibit 4.197

AMENDMENT NO. 2

TO SECOND AMENDED AND RESTATED SERIES 1998-1 SUPPLEMENT

DATED AS OF MAY 8, 2008

This Amendment No. 2 to Second Amended and Restated Series 1998-1 Supplement, dated as of May 8, 2008 (this “Amendment”) is among Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), DTG Operations, Inc., an Oklahoma corporation (“Operations”), Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee and Enhancement Agent (the “Trustee”), Deutsche Bank Trust Company Americas, as the Series 1998-1 Letter of Credit Provider (“DBTCA” or the “Series 1998-1 Letter of Credit Provider”) and Dollar Thrifty Funding Corp., an Oklahoma corporation, as the sole Series 1998-1 Noteholder (“DTFC”; RCFC, Operations, DTAG, the Trustee, DBTCA and DTFC are collectively referred to herein as the “Parties”).

RECITALS:

A.        RCFC, as Issuer, and the Trustee entered into that certain Amended and Restated Base Indenture dated as of February 14, 2007 (the “Base Indenture”).

B.        RCFC and the Trustee entered into that certain Second Amended and Restated Series 1998-1 Supplement, dated as of February 14, 2007, as amended by that certain Amendment No. 1 to Second Amended and Restated Series 1998-1 Supplement, dated as of June 19, 2007 (the “Supplement”).

C.	The Parties wish to amend the Supplement as provided herein.

NOW, THEREFORE, the Parties hereto agree as follows:

1.         Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

2.         Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the Parties hereto hereby agree, effective as of the date hereof, that the Supplement is hereby amended as follows:

(a)      The definition of “Credit Agreement” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Credit Agreement” means the Credit Agreement, dated as of June 15, 2007, among DTAG, as the borrower, the various financial institutions as are or may become parties thereto, as lenders, Deutsche Bank Trust Company Americas, as the administrative agent for the lenders, The Bank of Nova Scotia, as the syndication agent for the lenders, and Deutsche Bank Securities Inc. and Scotia Capital as the joint lead arrangers and joint bookrunners, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

(b)       The definition of “IR Manufacturer” in Article 2(b) of the Supplement is hereby amended by replacing the term “IG Manufacturer” in clause (b) of the proviso thereto with the term “HR Manufacturer”.

(c)       The definition of “Limited Liquidation Event of Default” in Article 2(b) of the Supplement is hereby amended by deleting the phrase “specified in Sections 5.1(a) through (i)” and replacing in substitution thereof the phrase “specified in Sections 5.1(a) through (k)”.

(d)       The definition of “Liquidation Event of Default” in Article 2(b) of the Supplement is hereby amended by deleting the word “thereof” in clause (c) of such definition and replacing in substitution thereof the phrase “of the Base Indenture”.

(e)       The definition of “Maximum Non-Program Percentage” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Maximum Non-Program Percentage” means, with respect to Non-Program Vehicles, (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount (which will not be in excess of seventy-five percent (75%) without the prior written consent of each Enhancement Provider with respect to the Series 1998-1 Notes) agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, seventy-five percent (75%) or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition and prior written consent of each Enhancement Provider with respect to the Series 1998-1 Notes, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; provided, however, that any Program Vehicle that is redesignated as a Non-Program Vehicle solely because a Manufacturer Event of Default due to an Event of Bankruptcy having occurred with respect to the Manufacturer thereof shall be deemed to be a Program Vehicle for purposes of determining compliance with the Maximum Non-Program Percentage.”

(f)        The definition of “Measurement Month” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Measurement Month” with respect to any date, means, each calendar month, or the smallest number of consecutive calendar months, preceding such date in which (a) at least 500 Non-Program Vehicles (other than any Excluded Non-Program Vehicles) were sold at Auction or otherwise and (b) at least one-twelfth of the aggregate Net Book Value of the Non-Program Vehicles (other than any Excluded Non-Program Vehicles) as of the last day of such calendar month or consecutive calendar months were sold at Auction or otherwise; provided that no calendar month included in a Measurement Month shall be included in any other Measurement Month; provided, further, that any Program Vehicle that is a Group II Vehicle and is redesignated as a Non-Program Vehicle solely because a

Manufacturer Event of Default due to an Event of Bankruptcy has occurred with respect to the Manufacturer thereof, shall be deemed to be a Program Vehicle for a period of 90 days following the occurrence of such Manufacturer Event of Default for purposes of this definition and each instance in which this definition is used in this Supplement and as a result shall not be included in the determination of Measurement Month during such period.

(g)       The definition of “Measurement Month Average” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Measurement Month Average” means, with respect to Group II Vehicles and for any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Non-Program Vehicles (other than any Excluded Non-Program Vehicles) sold at Auction or otherwise during such Measurement Month and the two Measurement Months preceding such Measurement Month and the denominator of which is the aggregate Net Book Value of such Non-Program Vehicles (other than any Excluded Non-Program Vehicles) on the dates of their respective sales; provided that any Program Vehicle that is a Group II Vehicle and is redesignated as a Non-Program Vehicle solely because a Manufacturer Event of Default due to an Event of Bankruptcy has occurred with respect to the Manufacturer thereof, shall be deemed to be a Program Vehicle for a period of 90 days following the occurrence of such Manufacturer Event of Default for purposes of this definition and each instance in which this definition is used in this Supplement and as a result shall not be included in the determination of Measurement Month Average during such period.

(h)       The definition of “Minimum Enhancement Amount” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Minimum Enhancement Amount” means, with respect to the Series 1998-1 Notes on any date of determination, the product of (i) the Series 1998-1 Required Enhancement Percentage, times (ii) an amount equal to the aggregate Series 1998-1 Invested Amount minus the product of (A) the aggregate amount of cash and Permitted Investments in the Group II Collection Account, the Exchange Agreement Group II Rights Value (to the extent of any value attributable to amounts on deposit in an Escrow Account) and, to the extent cash and Permitted Investments in the Master Collateral Account are allocable to the Trustee on behalf of the holders of the Group II Series of Notes as Beneficiary pursuant to the Master Collateral Agency Agreement, such cash and Permitted Investments in the Master Collateral Account as of such date, in each case to the extent such cash and Permitted Investments constitute Group II Collateral, times (B) the Series 1998-1 Invested Percentage as of such date.

(i)        The definition of “Minimum Series 1998-1 Letter of Credit Amount” in Article 2(b) of the Supplement is hereby amended by deleting the percentage “3%” in clause (a)(i) of such definition and replacing in substitution thereof the percentage “6%”.

(j)        The definition of “Net Income” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Net Income” means, for any applicable period, the aggregate of all amounts which, in accordance with GAAP, would be included as net earnings (or net loss) on a consolidated statement of operations of DTAG and its Subsidiaries for such period (excluding therefrom (i) non-cash gains and non-cash charges arising from marking to market the fair value of Hedging Agreements in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” and any related income tax effects, and (ii) non-cash charges arising from all goodwill and other intangible asset impairments in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, and any related income tax effects).

(k)       The definition of “Net Worth” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Net Worth” means, with respect to any Person at any date, on a consolidated basis for such Person and its Subsidiaries, the excess of: (a) the sum of capital stock (other than Redeemable Capital Stock) taken at par value, capital surplus (other than in respect of Redeemable Capital Stock) and retained earnings (or accumulated deficit) of such Person at such date; over (b) treasury stock of such Person and, to the extent included in the preceding clause (a), minority interests in Subsidiaries of such Person at such date (excluding therefrom, to the extent in determining Net Income which is reflected in such retained earnings (or accumulated deficit), (i) non-cash gains and non-cash charges arising from marking to market the fair value of Hedging Agreements in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” and any related income tax effects, and (ii) non-cash charges arising from all goodwill and other intangible asset impairments in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, and any related income tax effects).

(l)        The definition of “Series 1998-1 Rapid Amortization Period” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Series 1998-1 Rapid Amortization Period” means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 1998-1 Notes and ending upon the earliest to occur of (i) the date on which the Series 1998-1 Notes are paid in full and (ii) the termination of the Indenture in accordance with its terms.

(m)      The definition of “Series 1998-1 Termination Date” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Series 1998-1 Termination Date” means, with respect to the Series 1998-1 Notes, September 8, 2009.

(n)       The definitions of “Additional Overcollateralization Amount”, “Bankrupt Manufacturer”, “Confirmation Condition”, “IG Manufacturer”, “Non-Program Percentage”, “Series 1998-1 Enhancement Factor”, “Series 1998-1 Non-Program Enhancement Percentage”

and “Series 1998-1 Program Enhancement Percentage” in Article 2(b) of the Supplement are hereby deleted in their entirety.

(o)       The Supplement is hereby amended by adding the following definitions to Article 2(b) in the proper alphabetical order:

“Capped Category 2 Program Vehicle Percentage” means, as of any date of determination, the lesser of (i) the Category 2 Program Vehicle Percentage as of such date and (ii) 10%.

“Capped Non-Top Two Category 3 Vehicle Percentage” means, as of any date of determination, the lesser of (i) the Non-Top Two Category 3 Vehicle Percentage as of such date and (ii) 30%.

“Category 1 Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date has a long-term unsecured debt rating of at least “A2” from Moody’s and at least “A” from Standard & Poor’s; provided, that if an Eligible Manufacturer does not have a rating from Moody’s or Standard & Poor’s, then the rating of an affiliated entity specified by the Rating Agencies shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by a Rating Agency is withdrawn by such Rating Agency or a Manufacturer is downgraded by a Rating Agency to a rating that would require the exclusion of such Manufacturer from this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 1 Manufacturer, then for purposes of this definition and each instance in which this definition is used in this Supplement, such Manufacturer shall be deemed to be rated “A2” or “A”, as applicable, by the Rating Agency that withdrew the rating of such Manufacturer or downgraded the rating of such Manufacturer for a period of thirty (30) days following the earlier of (i) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee notifies the Master Servicer of such withdrawal or downgrade.

“Category 1 Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group II Vehicles that are Program Vehicles manufactured by Manufacturers that are Category 1 Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group II Vehicles as of such date.

“Category 2 Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date has a long-term unsecured debt rating of at least “A3” from Moody’s and at least “A-” from Standard & Poor’s, but which does not have a long-term unsecured debt rating of at least “A2” from Moody’s and at least “A” from Standard &Poor’s; provided that if an Eligible Manufacturer does not have a rating from Moody’s or Standard & Poor’s, then the rating of an affiliated entity specified by the Rating Agencies shall apply for purposes of this definition; provided, further, that if (a) a Manufacturer is downgraded by a Rating Agency to a rating that would require inclusion of such Manufacturer in this definition and (b) prior to such downgrade, as the case may be, such Manufacturer was a Category 1 Manufacturer, then for purposes of this definition and each instance in which this definition is used in this Supplement, then such Manufacturer shall be deemed to be rated “A2” or “A”, as applicable, by the Rating Agency that downgraded such Manufacturer for a period of thirty (30) days following the earlier of (i) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such downgrade and (ii) the date on which the Trustee notifies the Master Servicer of such downgrade or (b) the rating of a Manufacturer by a Rating Agency is withdrawn by such Rating Agency or a Manufacturer is downgraded by a Rating Agency to a rating that would require the exclusion of such Manufacturer from this definition and, prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 2 Manufacturer, then such Manufacturer shall be deemed to be rated “A3” or “A-”, as applicable, by the Rating Agency that withdrew the rating of such Manufacturer or downgraded the rating of such Manufacturer for a period of thirty (30) days following the earlier of (i) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee notifies the Master Servicer of such withdrawal or downgrade.

“Category 2 Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group II Vehicles that are Program Vehicles manufactured by Manufacturers that are Category 2 Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group II Vehicles as of such date.

“Category 2 Program Vehicle Percentage Excess” means, as of any date of determination, the excess, if any, of the Category 2 Program Vehicle Percentage as of such date over 10%.

“Category 3 Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date does not have a long-term unsecured debt rating of at least “A3” from Moody’s and at least “A-” from Standard & Poor’s; provided that if an Eligible Manufacturer does not have a rating from Moody’s or Standard & Poor’s, then the rating of an affiliated entity specified by the Rating Agencies shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by a Rating Agency is withdrawn by such Rating Agency or a Manufacturer is downgraded by a Rating Agency to a rating that would require inclusion of such Manufacturer in this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 1 Manufacturer or a Category 2 Manufacturer, then for purposes of this definition and each instance in which this definition is used in this Supplement, such Manufacturer shall be deemed to be rated “A3” or “A-”, as applicable, by the Rating Agency that withdrew the rating of such Manufacturer or downgraded the rating of such Manufacturer for a period of thirty (30) days following the earlier of (i) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee notifies the Master Servicer of such withdrawal or downgrade.

“Category 3 Non-Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group II Vehicles that are Non-Program Vehicles manufactured by Manufacturers that are Category 3 Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group II Vehicles as of such date.

“Category 3 Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group II Vehicles manufactured by Manufacturers that are Category 3 Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group II Vehicles as of such date.

“Change in Control” means, (a) except for the seven shares of common stock of DTG Operations owned by Thrifty, any Person other than DTAG shall own any Capital Stock of DTG Operations or otherwise have the ability to elect any members of the board of directors of DTG Operations; (b) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (i) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total then outstanding voting power of the Voting Stock of DTAG or (ii) has the right or the ability by voting right, contract or otherwise to elect or designate for election a majority of the board of directors of DTAG; (c) during the 364 day period occurring subsequent to May 8, 2008, individuals who at the beginning of such period constituted the board of directors of DTAG (together with any new directors whose election by such board of directors, or whose nomination for election by the shareholders of DTAG, as the case may be, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute 50% or more of the board of directors then in office; or (d) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to direct or control, directly or indirectly, the management or policies of DTAG or DTG Operations.

“Commitment” means, as of any date of determination, the “Commitment” under and as defined in the Credit Agreement as of such date.

“Excess Liquidity” means, with respect to any date of determination, the excess, as of the last day of the Related Month with respect to such date of determination, of (a) the sum, without duplication, of (i) the U.S. Vehicle Debt Capacity as of such last day of such Related Month and the aggregate available subordinated amount for all Series of Notes (defined as the series specific “Available Subordinated Amount” in each related Series Supplement) outstanding as of such last day of such Related Month, (ii) the Revolving Loan Commitment Amount as of such last day of such Related Month, and (iii) cash and cash equivalents as reflected on DTAG’s balance sheet as of such last day of such Related Month; over (b) the sum of (i) all U.S. Vehicle Debt outstanding as of such last day of such Related Month, (ii) the minimum enhancement required for all outstanding Series of Notes issued pursuant to the Base Indenture as of such last day of such Related Month, (iii) all Manufacturer Receivables that are not Eligible Receivables, or that are otherwise excluded from the Aggregate Asset Amount, for all outstanding Series of Notes secured by such Manufacturer Receivables as of such last day of such Related Month, and (iv) the sum, without duplication, of (x) the aggregate amount of debt outstanding under the Credit Agreement arising from Revolving Loans thereunder as of such last day of such Related Month and (y) the aggregate amount of letters of credit (including the amounts available to be drawn under such letters of credit and all outstanding reimbursement obligations) outstanding under the Credit Agreement as of such last day of such Related Month and not included in item (b)(ii) above.

“Excluded Non-Program Vehicle” means a Non-Program Vehicle sold pursuant to a Vehicle Disposition Program of an Eligible Manufacturer.

“HR Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date has a long-term unsecured debt rating of at least “A3” from Moody’s and at least “A” from Standard & Poor’s; provided, that if an Eligible Manufacturer does not have a rating from Moody’s or Standard & Poor’s, then the rating of an affiliated entity specified by the Rating Agencies shall apply for purposes of this definition.

“Issuer Change in Control” means RCFC is no longer a direct, Wholly Owned Subsidiary of DTAG.

“Non-Category 3 Non-Program Vehicle Percentage” means, as of any date of determination, the excess of the Non-Program Vehicle Percentage as of such date over the Category 3 Non-Program Vehicle Percentage as of such date.

“Non-Program Vehicle Percentage” means, a fraction, expressed as a percentage, the numerator of which shall be the aggregate Net Book Value of all Non-Program Vehicles as of such date and the denominator of which shall be the aggregate Net Book Value of all Group II Vehicles as of such date.

“Non-Top Two Category 3 Vehicle Percentage” means, as of any date of determination, the excess of the Category 3 Vehicle Percentage as of such date over the Top Two Category 3 Vehicle Percentage as of such date.

“Non-Top Two Category 3 Vehicle Percentage Excess” means, as of any date of determination, the excess of the Non-Top Two Category 3 Vehicle Percentage as of such date over the Capped Non-Top Two Category 3 Vehicle Percentage as of such date.

“Revolving Loan Commitment Amount” means, as of any date of determination, the “Revolving Loan Commitment Amount” under and as defined in the Credit Agreement as of such date.

“Revolving Loans” means, as of any date of determination, the “Revolving Loans” under and as defined in the Credit Agreement as of such date.

“Series 1998-1 Highest Enhancement Percentage” means, with respect to any date of determination, the greater of (a) an amount equal to (i) 100% minus (ii) an amount equal to (x) the Market Value Adjustment Percentage, minus (y) 44.00% and (b) 44.00%.

“Series 1998-1 Intermediate Enhancement Percentage” means, with respect to any date of determination, the greater of (a) an amount equal to (i) 100% minus (ii) an amount equal to (x) the Market Value Adjustment Percentage, minus (y) 33.25% and (b) 33.25%.

“Series 1998-1 Lowest Enhancement Percentage” means, with respect to any date of determination, 21.25%.

“Series 1998-1 Required Enhancement Percentage” means, as of any date of determination, the sum of (a) the product of (i) the Series 1998-1 Lowest Enhancement Percentage as of such date times (ii) the sum of (x) Category 1 Program Vehicle Percentage as of such date plus (y) the Capped Category 2 Program Vehicle Percentage as of such date plus (b) the product of (i) the Series 1998-1 Intermediate Enhancement Percentage as of such date times (ii) the sum of (x) the Category 2 Program Vehicle Percentage Excess as of such date plus (y) the Non-Category 3 Non-Program Vehicle Percentage as of such date plus (z) the Capped Non-Top Two Category 3 Vehicle Percentage as of such date plus (c) the product of (i) the Series 1998-1 Highest Enhancement Percentage as of such date times (ii) the sum of (x) the Top Two Category 3 Vehicle Percentage as of such date and (y) Non-Top Two Category 3 Vehicle Percentage Excess as of such date.

“Top Two Category 3 Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group II Vehicles manufactured by a Manufacturer that is a Top Two Category 3 Manufacturer as of such date and the denominator of which is the aggregate Net Book Value of all Group II Vehicles as of such date.

“Top Two Category 3 Manufacturers” means, as of any date of determination, the two Category 3 Manufacturers with the largest portions of the Aggregate Asset Amount attributable to Vehicles manufactured by such Category 3 Manufacturers as of such date.

“U.S. Vehicle Debt” means Vehicle Debt incurred in connection with the financing or leasing any Vehicle used in the ordinary course of DTAG’s business in the United States.

“U.S. Vehicle Debt Capacity” means, as of any date of determination, the aggregate amount borrowed as U.S. Vehicle Debt or that is available to be borrowed as U.S. Vehicle Debt by DTAG or its Wholly Owned Subsidiaries under all credit facilities and/or securitization programs existing as of such date; provided that, for the avoidance of doubt, the Commitment shall not, in whole or in part, constitute U.S. Vehicle Debt Capacity.

“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary all the Capital Stock (other than directors’ qualifying shares that are required under applicable law) of which is owned by such Person or another Wholly Owned Subsidiary of such Person.

“Voting Stock” means, with respect to any Person, Capital Stock in respect of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time the Capital Stock of any other class or classes shall have or might have voting power by reason of the occurrence of any contingency).

(p)       Section 5.1 of the Supplement is hereby amended by (i) deleting the word “or” at the end of clause (h), (ii) by deleting the punctuation “.” at the end of clause (i) and substituting in replacement thereof the punctuation and word “; or” and (iii) by adding a new clause (j) and a new clause (k) which shall read in their entirety as follows:

(j)	an Issuer Change in Control shall have occurred; or

(k)       an Amortization Event with respect to any other Group II Series of Notes shall have occurred.

(q)       The second sentence of the last paragraph of Section 5.1 of the Supplement is hereby amended by deleting the phrase “and (i) above,” and replacing in substitution thereof the phrase “, (i), (j) and (k) above,”

(r)        Article 5 of the Supplement is hereby amended by adding the following new Section 5.3 immediately following Section 5.2:

Section 5.3      Deemed Instructions. Upon the occurrence and continuance of a Liquidation Event of Default or a Limited Liquidation Event of Default, the Series 1998-1 Noteholders shall be deemed to have instructed the Trustee, in accordance with Section 8.2 of the Base Indenture, to (a) direct RCFC and/or the Master Collateral Agent to (i) exercise (and RCFC agrees to exercise) all its rights, remedies, powers, privileges and claims with respect to the Collateral and Master Collateral, and (ii) deliver all Program Vehicles leased under the Master Lease to the related Manufacturers or the designated Auction for repurchase or sale (after the minimum holding period specified in the Manufacturer’s Vehicle Disposition Program) and to the extent any Manufacturer or Auction fails to accept any such Vehicles under the terms of the applicable Vehicle Disposition Program or to the extent a Manufacturer Event of Default has occurred and is continuing with respect to the related Manufacturer, to sell or dispose (or cause to be sold or disposed) such Vehicles along with all Non-Program Vehicles in accordance with the Master Lease and (b) if RCFC or the Master Collateral Agent shall have failed to take commercially reasonable action to accomplish directions of the Trustee given pursuant to clauses (a)(i) or (ii) above within fifteen (15) Business Days of receiving such direction of the Trustee, subject (as applicable) to the terms of the Master Collateral Agency Agreement, take such previously directed action (and any related action as permitted under the Base Indenture or the Master Lease thereafter determined by the Trustee to be appropriate) on behalf of RCFC and such Series 1998-1 Noteholders. Such deemed instructions may only be rescinded with the written consent of the Group II Noteholders holding Notes Outstanding that are in excess of 66 2/3% of the Aggregate Invested Amount of all outstanding Group II Series of Notes.

(s)       Section 8.6 of the Supplement is hereby amended by adding the following new sentence at the end of such Section:

Notwithstanding the foregoing or anything else contained herein or in the Related Documents, Section 5.3 of this Supplement may only be amended, modified or waived with the prior written consent of Group II Noteholders holding Notes Outstanding that are in excess of 66 2/3% of the Aggregate Invested Amount of all outstanding Group II Series of Notes. The Group II Noteholders holding Notes Outstanding of all other outstanding Group II Series of Notes and the Trustee with respect to such other Group II Series of Notes are intended beneficiaries of Section 5.3 of this Supplement and the last two sentences of this Section 8.6.

(t)        Article 8 of the Supplement is hereby amended by adding the following new Section 8.8 immediately following Section 8.7:

Section 8.8      Monthly Noteholders’ Statement.      The Master Servicer shall include in the Monthly Noteholders’ Statement with respect to the Series 1998-1 Notes the amount of Excess Liquidity as of the last day of the applicable Related Month and shall indicate whether or not such Excess Liquidity as of such date satisfied the requirements of Section 24.15 of the Master Lease.

(u)       The Supplement is hereby amended by amending Schedule 1 referenced in the definition of “Maximum Manufacturer Percentage” in Article 2(b). The Schedule 1 attached hereto as Exhibit A amends, restates, replaces and supersedes in its entirety the current Schedule 1.

3.         Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

4.         Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6 of the Supplement, the Trustee, RCFC, the Servicers, the Required Noteholders of the Series 1998-1 Notes and the Series 1998-1 Letter of Credit Provider may enter into an amendment of the Supplement.

5.         Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

6.         Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.         GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.         Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

RENTAL CAR FINANCE CORP.

By: ___________________________

Pamela S. Peck

Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and Enhancement Agent

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

S-1

Acknowledged and Consented to by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer

By: _____________________________

Pamela S. Peck

Vice President and Treasurer

DTG OPERATIONS, INC., as Servicer

By: _____________________________

Pamela S. Peck

Treasurer

DOLLAR THRIFTY FUNDING CORP.,

in its capacity as sole Series 1998-1 Noteholder

By: _____________________________

Pamela S. Peck

Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as the Series 1998-1 Letter of Credit Provider

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

S-1

EXHIBIT A

SCHEDULE 1

Schedule of Maximum Manufacturer Percentages of Group II Vehicles

Eligible Manufacturer	Maximum Program Percentage*	Maximum Non-Program Percentage*
DaimlerChrysler	100%	75%
Ford	100%	75%
Toyota	100%	75%
General Motors	100%	75%
Honda	0%	75%
Nissan	0%	75%
Volkswagen	0%	75%
Mazda	0%	Up to 25% (4)
Subaru	0%	Up to 15% (1) (2) (4)
Suzuki	0%	Up to 15% (1) (2) (4)
Mitsubishi	0%	Up to 15% (1) (2) (4)
Isuzu	0%	Up to 15% (1) (2) (4)
Kia	0%	Up to 5% (2) (3) (4)
Hyundai	0%	Up to 8% (2) (3) (4)
BMW	0%	Up to 3% (2) (4) (5)
Jaguar	0%	Up to 3% (2) (4) (5)
Mercedes-Benz	0%	Up to 3% (2) (4) (5)

_____________________

(1)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% of the Aggregate Asset Amount.

(2)

The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, BMW, Jaguar, or Mercedes-Benz shall not exceed 25% of the Aggregate Asset Amount.

(3)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Kia and Hyundai shall not exceed 10% of the Aggregate Asset Amount.
(4)

The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, BMW, Jaguar, or Mercedes-Benz shall not exceed 40% of the Aggregate Asset Amount.

(5)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by BMW, Jaguar, or Mercedes-Benz shall not exceed 6% of the Aggregate Asset Amount.

*	As a percentage of Group II Collateral